CHEFS INTERNATIONAL, INC.

 P.O. Box 1332, Point Pleasant Beach, NJ 08742 o 732-295-0350 o Fax 732-295-4514

CHEFS INTERNATIONAL ANNOUNCES THE HIRING OF HOULIHAN LOKEY HOWARD & ZUKIN BY THE SPECIAL COMMITTEE OF ITS BOARD OF DIRECTORS

FOR IMMEDIATE RELEASE

POINT PLEASANT BEACH, NEW JERSEY, JANUARY 30, 2004

Chefs International, Inc. ("CHEFS"), owner of a restaurant chain and currently operating ten restaurants in New Jersey and Florida (shares traded on the OTC Bulletin Board under the symbol "CHEF") announced today that in connection with the offer of the Lombardi Brothers (announced November 21, 2003) to acquire all of the shares of CHEFS common stock not owned by the Lombardi Brothers and their affiliates, for a cash purchase price of $1.75 per share, the Special Committee appointed by the CHEFS Board of Directors to review and analyze the offer has retained the investment banking firm of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. to render an opinion to the Committee as to the fairness, from a financial point of view, to CHEFS' public stockholders, of the consideration offered by the Lombardi Brothers.

For confirmation: Contact Martin W. Fletcher, Controller (732) 295-0350

                           JACK BAKER'S RESTAURANTS